Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-03097) of La-Z-Boy Incorporated of our report dated June 26, 2009 relating to the financial statements of La-Z-Boy Incorporated Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Detroit, Michigan
June 26, 2009